EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark Roberts
Vice President Finance
(413) 568-9141

WORONOCO BANCORP, INC. REPORTS A 10% INCREASE IN ITS DIVIDEND BASED

UPON STRONG QUARTERLY RESULTS; SURPASSES $800 MILLION IN ASSETS

WESTFIELD, MA—JULY 17, 2003—Woronoco Bancorp, Inc. (the “Company”) (AMEX:WRO), the holding company for Woronoco Savings Bank (the “Bank”), reported net income of $2.1 million, or $0.59 per diluted share, for the quarter ended June 30, 2003 compared to net income of $1.5 million, or $0.40 per diluted share, for the same period in 2002. The 2003 results include gains of $1.2 million from trading activities and $382,000 from loan sales. Excluding these items, the improvement in earnings was due to strong growth in average loan and core deposit balances, significant expansion in fee income and insurance commissions and lower provisions for loan losses, somewhat offset by net interest margin compression and higher other expenses. In comparison, the earnings for the second quarter of 2002 included a $644,000 gain from the termination of the Company’s defined benefit pension plan and write-downs of certain equity securities totaling $171,000.

Total assets rose $95.2 million, or 13.5%, to $800.8 million at June 30, 2003 from $705.6 million at December 31, 2002 primarily reflecting increases in net loans and investment securities, funded by increases in deposits and borrowings. Total net loans rose 2.0% largely due to strong loan origination activity, partially offset by significant prepayments in the existing portfolio as well as loan sales. Core deposits, which exclude brokered deposits and certificates of deposit, grew $17.8 million, or 8.3%.

As a result of the improved financial results, the Company is pleased to announce a 10% increase, compared to the prior quarter, in its cash dividend to $0.17 per share, payable on August 28, 2003 to shareholders of record as of the close of business on August 7, 2003.

For the six months ended June 30, 2003, net income was $3.4 million, or $0.96 per diluted share, compared to net income of $2.5 million, or $0.70 per diluted share, for the same period in 2002. During the first six months of 2003, the Company recognized gains of $785,000 from loan sales, $630,000 from trading account activities and $415,000 from sales of available-for-sale securities, as well as a net gain of

$183,000 from the sale of a supermarket branch and a penalty of $539,000 for the prepayment of FHLB advances. The results for the comparable period in 2002 included a $644,000 pension termination gain and write-downs of equity securities totaling $171,000.

“The quarterly results demonstrate the continued success of our strategy to attract and retain lending and deposit relationships,” commented Cornelius D. Mahoney, Chairman, President and CEO. “Strong growth in loans and core deposits, along with sound credit, interest rate risk and capital management, have contributed significantly to the overall improvement in the Company’s financial results.”

Highlights include:

•	The current dividend yield is approximately 2.4% based upon an annualized dividend of $0.68 per share and a closing stock price of $28.78 at June 30, 2003. The dividend has risen $0.05, or 42%, to $0.17 per share in the second quarter of 2003 from $0.12 in the second quarter of 2002.

•	Book value per share improved $1.81, or 9.2%, to $21.52 at June 30, 2003 from $19.71 at June 30, 2002.

•	Loan origination volume for the six months ended June 30, 2003 was strong in residential ($56 million) and commercial ($14 million) mortgages and home equity loans and lines of credit ($17 million). Loan growth in 2003 was mitigated to some extent by refinancing and prepayment activity ($44 million) and loan sales ($22 million). The loan sales should help reduce the Company’s exposure to interest rate risk while improving liquidity. The Company will continue to evaluate the sale of additional longer-term, lower coupon, fixed rate mortgages.

•	Asset quality remained sound at quarter end with the non-performing assets to total assets ratio at 0.15%.

•	Reserve coverage was solid at June 30, 2003 with reserves to total loans at 0.67% and reserves to non-performing loans at 443%. Net charge-offs as a percentage of average interest-earning loans were negligible at less than 0.01% for the first six months of 2003.

•	Trading account assets declined $9.1 million, or 55.7%, to $7.2 million at June 30, 2003 from $16.3 million at December 31, 2002. The net gains from trading activities are indicative of the rebound in the stock market during the second quarter of 2003.

•	Deposit growth was approximately 12% for the first six months of 2003 reflecting expanded marketing efforts, an enhanced focus on traditional markets as a result of the sale of the three supermarket branches and the response to new relationship banking products introduced in the fall of 2002.

•	The cost of deposits, excluding brokered deposits, declined 67 basis points to 1.60% in the second quarter of 2003 compared to 2.27% in 2002.

•	Net interest margin, excluding a mortgage-backed security interest accrual adjustment (-$197,000), compressed to 2.92% for the second quarter of 2003 compared to 3.22% for the same period in 2002. The contraction was considerable as a result of several factors including the historically low interest environment, significant refinancing and prepayment activity as well as purchases of investment securities with lower yields.

•	Other income to average assets rose to 0.61% for the first six months of 2003 from 0.44% in 2002 due to strong expansion in fee income and insurance commissions. Successful efforts to enhance this income base has helped reduce the Company’s dependence on net interest income and diversified the revenue stream.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of financial products and services through its 9 branch offices located in Hampden and Hampshire Counties in Western Massachusetts. Through a partnership with Infinex Financial Group, the Bank offers access to a full range of investment products, including stocks, bonds, mutual funds and annuities. The Bank also offers a full line of property and casualty insurance products and various life insurance and group life, group health and accident insurance products for individuals and commercial clients through its insurance subsidiary Keyes, Mattson & Agan. For more information regarding the Bank’s products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Attached are consolidated balance sheets, consolidated statements of income, and selected financial data and ratios. The condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K, which was filed on March 19, 2003.

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	Unaudited		Unaudited
	June 30,	December 31,	June 30,
	2003	2002	2002
Assets

Cash and due from banks	$19,832	$17,600	$17,219
Interest-bearing balances	3,826	731	1,787
Federal funds sold	7,785	9,470	11,000

Total cash and cash equivalents	31,443	27,801	30,006

Trading account securities	7,221	16,284	—
Securities available for sale	239,872	155,306	185,780
Federal Home Loan Bank stock, at cost	14,967	13,795	13,795

Loans:
Residential mortgages	308,312	305,100	301,118
Commercial mortgages and construction loans	77,721	73,271	65,595
Consumer loans	90,801	94,698	97,476
Commercial loans	13,170	11,136	11,690

Total loans	490,004	484,205	475,879

Unadvanced loan funds	(7,712)	(11,627)	(15,685)
Net deferred loan costs	779	802	794
Allowance for loan losses	(3,221)	(3,156)	(3,015)

Loans, net	479,850	470,224	457,973

Premises and equipment, net	10,085	10,343	10,756
Goodwill and other intangible assets	1,860	1,889	1,930
Other assets	15,468	9,994	9,875

Total assets	$800,766	$705,636	$710,115

Liabilities and Stockholders' Equity

Deposits:
Demand	$25,572	$22,388	$22,821
NOW	64,874	66,944	65,677
Money market	60,090	47,500	39,938
Savings	81,233	77,120	78,572
Brokered deposits	52,738	43,205	52,603
Certificates of deposit	130,648	113,493	122,620

Total deposits	415,155	370,650	382,231

Short-term borrowings	72,912	56,235	41,095
Long-term debt	227,530	197,000	208,000
Mortgagors' escrow accounts	1,466	1,597	996
Accrued expenses and other liabilities	6,091	5,744	4,710

Total liabilities	723,154	631,226	637,032

Commitments and contingencies

Stockholders' Equity:
Preferred stock ($.01 par value; 2,000,000 shares authorized; no shares issued and outstanding)	—	—	—
Common stock ($.01 par value; 16,000,000 shares authorized; shares issued: 5,998,860 at June 30, 2003, December 31, 2002 and June 30, 2002; shares outstanding: 3,605,885 at June 30, 2003, 3,567,669 at December 31, 2002 and 3,708,361 at June 30, 2002)	60	60	60
Additional paid-in capital	59,405	59,020	58,502
Unearned compensation	(3,529)	(3,951)	(4,390)
Retained earnings	46,758	44,641	43,208
Accumulated other comprehensive income	5,551	5,222	2,940
Treasury stock, at cost (2,392,975 shares at June 30, 2003, 2,431,191 shares at December 31, 2002 and 2,290,499 shares at June 30, 2002)	(30,633)	(30,582)	(27,237)

Total stockholders' equity	77,612	74,410	73,083

Total liabilities and stockholders' equity	$800,766	$705,636	$710,115

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(In Thousands Except Per Share Amounts)

	Unaudited		Unaudited
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Interest and dividend income:
Loans, including fees	$7,229	$7,496	$14,597	$14,750
Interest and dividends on securities:
Taxable interest	1,659	1,986	3,363	3,915
Tax exempt interest	241	241	488	487
Dividends	427	791	940	1,508
Trading account securities	143	—	333	—
Federal funds sold	20	43	33	73
Other	5	(1)	7	15

Total interest and dividend income	9,724	10,556	19,761	20,748

Interest expense:
Deposits	1,794	2,239	3,489	4,252
Borrowings	3,117	3,107	6,170	6,227

Total interest expense	4,911	5,346	9,659	10,479

Net interest income	4,813	5,210	10,102	10,269
Provision for loan losses	76	243	76	352

Net interest income, after provision for loan losses	4,737	4,967	10,026	9,917

Other income:
Fee income	793	604	1,548	1,189
Insurance commissions	292	159	655	293
Gain on sales, disposition and impairment of securities
available for sale, net	11	(33)	415	121
Net gain on trading account securities	1,194	—	630	—
Gain on sales of loans, net	382	—	785	—
Gain on sale of supermarket branch	—	—	183	—
Penalty for prepayment of FHLB advances	—	—	(539)	—
(Loss) gain on derivative instruments and hedging activities	(5)	4	—	2
Other income	13	17	19	30

Total other income	2,680	751	3,696	1,635

Other expenses:
Salaries and employee benefits	2,449	1,803	4,924	4,233
Occupancy and equipment	473	561	1,026	1,113
Marketing	220	132	373	300
Professional services	370	200	761	431
Data processing	259	227	516	466
Other general and administrative	662	684	1,363	1,396

Total other expenses	4,433	3,607	8,963	7,939

Income before income tax expense	2,984	2,111	4,759	3,613
Income tax expense	866	644	1,359	1,070

Net income	$2,118	$1,467	$3,400	$2,543

Earnings per share:
Basic	$0.64	$0.44	$1.03	$0.75
Diluted	$0.59	$0.40	$0.96	$0.70

Weighted average shares outstanding:
Basic	3,318,293	3,368,223	3,307,455	3,368,564
Diluted	3,565,859	3,639,722	3,537,778	3,628,561

WORONOCO BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA AND RATIOS

		Three Months Ended June 30,
		2003	2002
Earnings per share:
Basic		$0.64	$0.44
Diluted		$0.59	$0.40

Performance ratios:
Net interest margin (1)		2.92%	3.22%
Return on average assets (2)		1.21%	0.84%
Return on average equity (2)		11.72%	8.12%
Other income as a percentage of average assets (3)		0.59%	0.44%
Other expenses as a percentage of average assets		2.38%	2.06%

Average balance sheet (in thousands):
Investment securities (includes FHLB stock and trading account securities)		$219,449	$202,328
Loans, net		473,376	448,851
Total assets		745,036	701,927
Interest-bearing deposits		379,449	357,177
Borrowings		257,276	246,591
Stockholders' equity		77,088	72,295

		Six Months Ended June 30,
		2003	2002
Earnings per share:
Basic		$1.03	$0.75
Diluted		$0.96	$0.70

Performance ratios:
Net interest margin (1)		3.07%	3.22%
Return on average assets (2)		0.98%	0.74%
Return on average equity (2)		9.29%	7.11%
Other income as a percentage of average assets (3)		0.61%	0.44%
Other expenses as a percentage of average assets		2.47%	2.30%

	At June 30,	At December 31,	At June 30,
	2003	2002	2002
Capital and asset quality data:
Book value per share (4)	$21.52	$20.86	$19.71
Total equity to total assets	9.69%	10.55%	10.29%
Total non-performing assets and troubled debt restructurings as a percentage of total assets	0.15%	0.16%	0.17%
Allowance for loan losses as a percentage of total loans (5)	0.67%	0.67%	0.65%
Allowance for loan losses as a percentage of non-performing loans and troubled debt restructurings	443.05%	285.35%	256.81%
Banking offices at end of period	9	10	12

(1)	Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income.
(2)	Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income and related tax benefit of $57,000.
(3)	Excludes gains (losses) on sales of securities, loans and all other transactions.
(4)	Calculation based on shares outstanding of 3,605,885 at June 30, 2003, 3,567,669 at December 31, 2002 and 3,708,361 at June 30, 2002.
(5)	Total loans includes loans, less unadvanced loan funds, plus deferred loan costs (fees), net.